UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 28, 2011
(Date of Report)
CNA SURETY CORPORATION
(Exact name of Registrant as specified in its charter)
1-13277
(Commission File No.)

Delaware	36-4144905
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

333 S. Wabash Ave., Chicago, Illinois	60604
(Address of principal executive offices)	(Zip code)
(312) 822-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
          See Exhibit 99 to this Form 8-K.
ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
          CNA Surety Corporation (the “Company”) held its Annual Meeting of Shareholders on Thursday April 28, 2011. The Company’s shareholders considered five proposals, each of which is described in more detail in the Company’s proxy statement filed on March 14, 2011. Each proposal, which required the affirmative vote of a majority of shares present and voting, passed. The final voting results for the matters voted upon at the meeting are as follows:
PROPOSAL 1
     To elect seven directors.

		Number Of Shares/Votes
	For	Authority Withheld	Broker Non-Votes
Philip H. Britt	40,595,725	268,275	2,203,624
Anthony S. Cleberg	40,606,307	257,693	2,203,624
David B. Edelson	34,314,542	6,549,458	2,203,624
D. Craig Mense	34,310,912	6,553,088	2,203,624
Robert A. Tinstman	40,600,160	263,840	2,203,624
John F. Welch	35,111,049	5,752,951	2,203,624
Peter W. Wilson	34,335,578	6,528,422	2,203,624
PROPOSAL 2
     To ratify the Audit Committee’s appointment of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, for fiscal year 2011.

For	43,033,449
Against	31,369
Abstain	2,806
Broker Non-Votes	0
PROPOSAL 3
     To consider and act upon a proposal to approve the restated CNA Surety Corporation Long-Term Equity Compensation Plan.

For	40,133,831
Against	465,056
Abstain	265,113
Broker Non-Votes	2,203,624
PROPOSAL 4
     To approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table, and the other related tables and disclosures.

For	38,480,540
Against	171,038
Abstain	2,212,422
Broker Non-Votes	2,203,624

PROPOSAL 5
     To elect the option of once every one year, two years, or three years to be the preferred frequency with which the Company is to hold a shareholder vote to approve, on an advisory basis, the compensation of the Named Executive Officers.

One Year	37,810,127
Two Years	3,977
Three Years	954,278
Abstain	2,095,618

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNA SURETY CORPORATION (Registrant)
Dated: April 29, 2011	By:	/s/ John F. Corcoran
John F. Corcoran
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.

99.	CNA Surety Corporation Press Release issued on April 29, 2011.